Exhibit 99.1

VOXX International Corporation Announces Joint Venture

Between EyeLock LLC and GalvanEyes Partners LLC

Companies reach agreement to engage in a joint venture and form new entity – BioCenturion, LLC

ORLANDO, FL.— March 7, 2024 — VOXX International Corporation (NASDAQ: VOXX), a leading manufacturer and distributor of automotive and consumer technologies for the global markets, today announced that its majority owned subsidiary, EyeLock LLC, has entered into a joint venture agreement (the “Agreement”) with GalvanEyes Partners LLC to form BioCenturion, LLC. The combination of both companies will create a stronger and more streamlined organization bringing together technology, R&D, sales, marketing, and business development under one roof, while opening new avenues for growth.

Under the Agreement, both companies will be contributing selected assets and liabilities to the joint venture. GalvanEyes will serve as the managing member and will be responsible for all working capital needs over the next two years, after which, the companies will evaluate the best path forward for the business. The new entity will be run by Allen Ibaugh, who served both as President of EyeLock and CEO of GalvanEyes and will combine and manage the talent from both organizations. BioCenturion has been structured as a 50/50 joint venture, whereby GalvanEyes will manage all day-to-day business operations and EyeLock will have veto rights as it relates to various fundamental company matters, including, but not limited to, amendments to the operating agreement, the admission of new members, future financing arrangements, potential acquisitions, or the potential sale of the business. In the event of a capital event as defined therein and based on the respective capital contributions to date and expected, the first $45.0 million from a capital event would get preferential distribution rights with ~77% going to EyeLock and ~23% to GalvanEyes, and the remaining portion split evenly between the companies. EyeLock will retain the liability of the approximate $70 million Note due to VOXX, which is not part of this transaction.

In conjunction with this transaction, Beat Kahli has stepped down as President of VOXX but will continue to serve as co-Vice Chairman of the Company’s Board of Directors. Further and as previously announced, effective March 1, 2024, Loriann Shelton assumed the role of Chief Financial Officer of VOXX, replacing Michael Stoehr, who served in this position for over 40 years. Mr. Stoehr will remain with the company as Senior Vice President and Treasurer and has stepped down from the Board as a Director. Additionally, Mr. Kahli will serve as Chairman of the Board and Chief Executive Officer of BioCenturion, enabling him to spend more time unlocking value in this new entity, while continuing to support VOXX and its shareholders at the Board level.

Commenting on the joint venture and executive changes, Pat Lavelle, Chief Executive Officer of VOXX International stated, “With respect to the joint venture, I believe this is a win-win situation for the Company. VOXX no longer will be responsible for the operating costs needed to support EyeLock, while retaining much of the upside of EyeLock’s potential. Our Biometrics segment has recorded losses since its inception and while we have several large opportunities in development and on the horizon, the business is expected to generate losses near-term. By structuring the JV as we did, we can reallocate capital and generate further savings for VOXX. With respect to Beat’s transition, this too is a positive for shareholders. His goal as President was to secure strategic partnerships for VOXX and he will continue to do so. Beat will focus on driving this partnership forward and supporting VOXX as he has in the past, while building BioCenturion into a competitive force in the biometrics industry.”

Beat Kahli added, “What initially drove me to investing in VOXX was biometrics, and I have continued to invest over the years as I saw tremendous opportunities for value creation amongst VOXX’s various businesses. I also believed that Pat and the VOXX team could unlock the value inside EyeLock. After a year of working closely at VOXX, I feel the Company and its shareholders, myself included, would be best served if I focused my attention on building a strong Biometrics business with cutting-edge technology that generates returns, while continuing to work on strategic partnerships for VOXX. I saw value in EyeLock years ago which is what prompted the formation of GalvanEyes. Now, we have a chance to combine the companies’ respective strengths and turn our vision into reality, which will increase value for BioCenturion and for VOXX shareholders.”

About VOXX International Corporation
VOXX International Corporation (NASDAQ: VOXX) has grown into a leader in Automotive Electronics and Consumer Electronics, with emerging Biometrics technology to capitalize on the increased need for advanced security. Over the past several decades, with a portfolio of approximately 35 trusted brands, VOXX has built market-leading positions in in-vehicle entertainment, automotive security, reception products, a number of premium audio market segments, and more. VOXX is a global company, with an extensive distribution network that includes power retailers, mass merchandisers, 12-volt specialists and many of the world's leading automotive manufacturers. For additional information, please visit our website at www.voxxintl.com.

About EyeLock

As a market leader of biometric identity authentication solutions, EyeLock specializes in creating and deploying authentication solutions to help clients secure their worlds, optimize their workload, and organize their data through customized biometric solutions. The company’s significant IP portfolio, including more than 100 patents granted, patents pending, and proprietary technology enables a high-speed, convenient, touchless, contactless, frictionless, and secure authentication of individuals across different business verticals.

The strength of EyeLock is our people and their ideas. Our clients come to us for solutions to solve their security and software challenges. Our staff understands technology like no other firm. Through the years we have built an interdisciplinary team who are experts in their fields and cross trained for responsiveness and adaptability.

About GalvanEyes Partners

GalvanEyes specializes in creating and deploying authentication solutions to help clients secure their worlds, optimize their workload, and organize their data through customized Biometric solutions. Its experience as a solutions provider in multiple information technology-related industries dates back to 2004; and our experience over this time provides GalvanEyes a strong reputation of providing strategy, product development, marketing, sales, and distribution proficiency to biometric identity authentication solutions. The strength of GalvanEyes is our people and their ideas. Our clients come to us for solutions to solve their security and software challenges. Our staff understands technology like no other firm. Through the years, we have built an interdisciplinary team who are experts in their fields and cross-trained for responsiveness and adaptability.

Safe Harbor Statement

Except for historical information contained herein, statements made in this release constitute forward-looking statements and thus may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to the risk factors described in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2023, and other filings made by the Company from time to time with the SEC, as such descriptions may be updated or amended in any future reports we file with the SEC. The factors described in such SEC filings include, without limitation: impacts related to the COVID-19 pandemic, global supply shortages and logistics costs and delays; global economic trends;

cybersecurity risks; risks that may result from changes in the Company's business operations; operational execution by our businesses; changes in law, regulation or policy that may affect our businesses; our ability to increase margins through implementation of operational improvements, restructuring and other cost reduction methods; our ability to keep pace with technological advances; significant competition in the automotive electronics, consumer electronics and biometrics businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; foreign currency fluctuations; and restrictive debt covenants. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the War in the Ukraine and any worsening of the global business and economic environment as a result.

Investor Relations Contact:

Glenn Wiener, GW Communications (for VOXX)

Email: gwiener@GWCco.com